UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

ACTAVIS plc

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 26, 2014, Jack Michelson, who has served as a member of the Board of Directors (the “Board”) of Actavis plc (the “Company”) since 2002, notified the Company of his decision not to stand for re-election to the Board at the Company’s upcoming annual meeting of shareholders to be held on May 9, 2014 (the “Annual Meeting”). Mr. Michelson is retiring from the Board effective immediately prior to the Annual Meeting, at which time the size of the Board will automatically reduce to 12 directors. Mr. Michelson’s decision was not the result of any disagreement with the Company, its management or the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2014

ACTAVIS plc

By:	/s/ David A. Buchen
Name:	David A. Buchen
Title:	Chief Legal Officer – Global and Secretary